Sprinklr Announces Fourth Quarter and Full Year Fiscal 2023 Results
•Q4 Total Revenue of $165.3 million, up 22% year-over-year
•Q4 Subscription Revenue of $148.3 million, up 26% year-over-year
•Continued growth and operational improvements generate net cash provided by operating activities of $22.1 million and free cash flow of $16.3 million in Q4
•Total RPO of $719.5 million, up 26% year-over-year and cRPO of $485.2 million, up 23% year-over-year
•108 $1 million customers, up 32% year-over-year

NEW YORK, New York--March 29, 2023--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its fourth quarter and fiscal year ended January 31, 2023.
“We are very pleased with Sprinklr’s fourth quarter performance, and overall strong results in FY23. Our Q4 non-GAAP profitability, and free cash flow are a result of efficient execution, and creating business value for customers with our Unified-CXM platform.
We are well positioned to be a disruptor in the contact center space with our AI powered Sprinklr Service offering. We are also excited by our pace of innovation, notably the launch of self-serve Sprinklr Social, which extends our leadership in a category we created,” said Ragy Thomas, Sprinklr Founder and CEO.

Fourth Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the fourth quarter was $165.3 million, up from $135.7 million one year ago, an increase of 22% year-over-year. Subscription revenue for the fourth quarter was $148.3 million, up from $117.7 million one year ago, an increase of 26% year-over-year.
•Operating (Loss) Income and Margin*: Fourth quarter operating loss was $1.8 million, compared to operating loss of $35.8 million one year ago. Non-GAAP operating income was $14.3 million, compared to a non-GAAP operating loss of $11.5 million one year ago. For the fourth quarter, GAAP operating margin was (1)% and non-GAAP operating margin was 9%.
•Net (Loss) Income Per Share*: Fourth quarter net loss per share was $0.00, compared to net loss per share of $0.14 in the fourth quarter of fiscal year 2022. Non-GAAP net income per share for the fourth quarter was $0.06, compared to non-GAAP net loss per share of $0.05 in the fourth quarter of fiscal year 2022.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of January 31, 2023 was $578.6 million.

Full Year Fiscal 2023 Financial Highlights
•Revenue: Total revenue for fiscal year 2023 was $618.2 million, up from $492.4 million one year ago, an increase of 26% year-over-year. Subscription revenue for fiscal year 2023 was $548.6 million, up from $427.7 million one year ago, an increase of 28% year-over-year.
•Operating (Loss) Income and Margin*: Fiscal year 2023 operating loss was $51.2 million, compared to operating loss of $99.5 million one year ago. Non-GAAP operating income was $6.0 million, compared to non-GAAP operating loss of $35.5 million one year ago. For fiscal year 2023, GAAP operating margin was (8)% and non-GAAP operating margin was 1%.
•Net (Loss) Income Per Share*: Fiscal year 2023 net loss per share was $0.21, compared to net loss per share of $0.57 in fiscal year 2022. Non-GAAP net income per share for fiscal year 2023 was $0.01, compared to non-GAAP net loss per share of $0.24 in fiscal year 2022.

* Non-GAAP operating (loss) income and non-GAAP operating (loss) income per share and non-GAAP operating margin are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and is reconciled to net loss or operating loss, as applicable, the closest comparable GAAP measure, at the end of this release.

Financial Outlook
Sprinklr is providing the following guidance for the first fiscal quarter ending April 30, 2023:
•Subscription revenue between $153 million and $155 million.
•Total revenue between $168 million and $170 million.
•Non-GAAP operating income between $3 million and $5 million.
•Non-GAAP net income per share between $0.00 and $0.01, assuming 268 million weighted average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2024:
•Subscription revenue between $644 million and $648 million.
•Total revenue between $710 million and $714 million.
•Non-GAAP operating income between $41 million and $45 million.
•Non-GAAP net income per share between $0.13 and $0.15, assuming 273 million weighted average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures:
•Non-GAAP gross profit and non-GAAP gross margin
•Non-GAAP operating (loss) income and non-GAAP operating margin
•Non-GAAP net (loss) income and non-GAAP net (loss) income per share

We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges, charges on litigation settlements and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. We also exclude charges on litigation settlements that are considered to be non-ordinary course as we do not consider such losses to be indicative of our core business. We calculate non-GAAP net (loss) income per share by using non-GAAP net (loss) income divided by basic weighted average shares for the period regardless of whether we are in a non-GAAP net (loss) or income position and assuming that all potentially dilutive securities are anti-dilutive.

In addition, the press release and the accompanying tables contain free cash flow which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software, and adjusted free cash flow, which is defined as free cash flow plus cash adjusted for litigation settlement costs. We believe that free cash flow and adjusted free cash flow are useful indicators of liquidity as they measure our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, March 29, 2023, to discuss fourth quarter and full year fiscal 2023 financial results, as well as the first quarter and full year fiscal 2024 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13736943. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's Unified-CXM platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than two-thirds of the Fortune 100.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year fiscal 2024, our growth strategy and the ability of our platform to deliver a unified experience to address our customers’ demands. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the ongoing COVID-19 pandemic or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; general economic, political and market conditions and overall fluctuations in the financial markets in the United States and abroad, including as a result of the COVID-19 pandemic, Russia’s ongoing war with Ukraine, inflation and related increases in interest rates and recent bank failures; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 6, 2022, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2023. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that had not yet been recognized, and include deferred revenues and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
IR@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)
	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$188,387	$321,426
Marketable securities	390,239	210,983
Accounts receivable, net of allowance for doubtful accounts of $3,156 and $2,727, respectively	205,038	163,681
Prepaid expenses and other current assets	78,865	109,167
Total current assets	862,529	805,257
Property and equipment, net	22,885	14,705
Goodwill and other intangible assets	50,349	50,706
Operating lease right-of-use assets	15,725	—
Other non-current assets	73,503	49,378
Total assets	$1,024,991	$920,046

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$30,101	$15,802
Accrued expenses and other current liabilities	97,524	100,220
Operating lease liabilities, current	7,134	—
Deferred revenue	324,140	279,028
Total current liabilities	458,899	395,050
Deferred revenue, non-current	1,371	5,325
Deferred tax liability, non-current	1,289	1,101
Operating lease liabilities, non-current	9,633	—
Other liabilities, non-current	4,467	2,721
Total liabilities	475,659	404,197
Commitments and contingencies
Stockholders’ equity
Class A common stock	3	3
Class B common Stock	6	5
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,074,149	982,122
Accumulated other comprehensive loss	(4,384)	(820)
Accumulated deficit	(496,611)	(441,630)
Total stockholders’ equity	549,332	515,849
Total liabilities and stockholders’ equity	$1,024,991	$920,046

Sprinklr, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenue:
Subscription	$148,348	$117,693	$548,649	$427,713
Professional services	16,983	17,974	69,541	64,681
Total revenue	165,331	135,667	618,190	492,394
Costs of revenue:
Costs of subscription (1)	25,517	23,669	102,276	89,896
Costs of professional services (1)	13,808	16,136	61,449	57,655
Total costs of revenue	39,325	39,805	163,725	147,551
Gross profit	126,006	95,862	454,465	344,843
Operating expenses:
Research and development (1)	20,127	15,874	76,658	60,591
Sales and marketing (1)(2)	83,301	82,389	336,719	286,963
General and administrative (1)	24,396	21,395	92,312	84,759
Litigation settlement (3)	—	12,000	—	12,000
Total operating expenses	127,824	131,659	505,689	444,313
Operating loss	(1,818)	(35,797)	(51,224)	(99,470)
Other income (expense), net	2,453	(338)	3,756	(5,084)
Loss before provision for income taxes	635	(36,135)	(47,468)	(104,554)
Provision for income taxes	1,301	783	8,274	6,916
Net loss attributable to Sprinklr common stockholders	$(666)	$(36,918)	$(55,742)	$(111,470)
Net loss per share attributable to Sprinklr common stockholders, basic and diluted	$0.00	$(0.14)	$(0.21)	$(0.57)
Weighted average shares used in computing net loss per share attributable to Sprinklr common stockholders, basic and diluted	262,087	255,920	259,530	195,020
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
Costs of subscription	$449	$383	$1,528	$1,794
Costs of professional services	479	538	2,249	2,448
Research and development	2,978	1,501	10,678	6,417
Sales and marketing	7,915	5,967	26,651	19,929
General and administrative	3,776	3,789	14,411	19,543
Stock-based compensation expense, net of amounts capitalized	$15,597	$12,178	$55,517	$50,131
(2) Includes amortization of acquired intangible assets as follows:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2023	2022	2023	2022
Sales and marketing	$76	$133	$475	$412
Amortization of acquired intangible assets	$76	$133	$475	$412
(3) On February 25, 2022, we and Opal Labs Inc. (“Opal”) agreed to settle all outstanding claims with respect to Opal’s complaints alleging breach of contract and violation of Oregon’s Uniform Trade Secrets Act, among other claims. The settlement amount was recorded as a one-time operating expense charge in fiscal year 2022, which was paid in fiscal year 2023.

Sprinklr, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year ended January 31,
	2023	2022
Cash flow from operating activities:
Net loss	$(55,742)	$(111,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	12,051	8,058
Bad debt expense	4,079	(186)
Stock-based compensation expense, net of amounts capitalized	55,517	50,131
Litigation settlement	—	12,000
Non-cash interest paid in kind and discount amortization	—	3,266
Non-cash lease expense	6,588	—
Deferred income taxes	166	235
Other non-cash items, net	(2,697)	(1,272)
Changes in operating assets and liabilities:
Accounts receivable	(44,751)	(47,094)
Prepaid expenses and other current assets	29,092	(8,220)
Other non-current assets	(24,376)	(6,764)
Accounts payable	14,463	(1,095)
Operating lease liabilities	(6,342)	—
Accrued expenses and other current liabilities	6,688	25,510
Litigation settlement	(12,000)	—
Deferred revenue	41,465	43,404
Other liabilities	2,459	575
Net cash provided by (used in) operating activities	26,660	(32,922)
Cash flow from investing activities:
Purchases of marketable securities	(816,708)	(267,826)
Sales of marketable securities	2,838	56,652
Maturities of marketable securities	636,825	211,555
Purchases of property and equipment	(6,091)	(6,148)
Capitalized internal-use software	(10,358)	(6,258)
Acquisitions, net of cash acquired	—	(3,625)
Net cash used in investing activities	(193,494)	(15,650)
Cash flow from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts, commissions and other offering costs	—	275,973
Proceeds from issuance of common stock upon exercise of stock options	24,740	20,054
Proceeds from issuance of common stock upon ESPP purchase	10,231	7,105
Net cash provided by financing activities	34,971	303,132
Effect of exchange rate fluctuations on cash and cash equivalents	(1,176)	(1,171)
Net change in cash and cash equivalents	(133,039)	253,389
Cash and cash equivalents at beginning of period	321,426	68,037
Cash and cash equivalents at end of period	$188,387	$321,426

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Non-GAAP gross profit:
GAAP gross profit	$126,006	$95,862	$454,465	$344,843
Stock-based compensation expense-related charges (1)	936	921	3,861	4,355
Non-GAAP gross profit	$126,942	$96,783	$458,326	$349,198
Gross margin	76%	71%	74%	70%
Non-GAAP gross margin	77%	71%	74%	71%

Non-GAAP operating (loss) income:
GAAP operating loss	$(1,818)	$(35,797)	$(51,224)	$(99,470)
Stock-based compensation expense-related charges (2)	16,045	12,180	56,704	51,552
Litigation settlement (3)	—	12,000	—	12,000
Amortization of acquired intangible assets	76	133	475	412
Non-GAAP operating (loss) income	$14,303	$(11,484)	$5,955	$(35,506)
Operating margin	(1)%	(26)%	(8)%	(20)%
Non-GAAP operating margin	9%	(8)%	1%	(7)%

Non-GAAP net (loss) income and net (loss) income per share:
GAAP net loss:	$(667)	$(36,918)	$(55,742)	$(111,470)
Stock-based compensation expense-related charges (2)	16,045	12,180	56,704	51,552
Litigation settlement (3)	—	12,000	—	12,000
Amortization of acquired intangible assets	76	133	475	412
Non-GAAP net (loss) income	$15,454	$(12,605)	$1,437	$(47,506)
Weighted-average shares outstanding used in computing net (loss) income per share attributable Sprinklr common stockholders, basic and diluted	262,087	255,920	259,530	195,020
Non-GAAP net (loss) income per common share attributable to Sprinklr common stockholders	$0.06	$(0.05)	$0.01	$(0.24)

Free cash flow:
Net cash (used in) provided by operating activities	$22,074	$(14,981)	$26,660	$(32,922)
Purchase of property and equipment	(3,168)	(952)	(6,091)	(6,148)
Capitalized internal-use software	(2,625)	(2,108)	(10,358)	(6,258)
Free cash flow	$16,281	$(18,041)	$10,211	$(45,328)
Litigation settlement payments	—	—	12,000	—
Adjusted free cash flow	$16,281	$(18,041)	$22,211	$(45,328)
(1) Includes $0.1 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the year ended January 31, 2023 and January 31, 2022, respectively. Employer payroll tax related to stock-based compensation for the three months ended January 31, 2023 and 2022 was immaterial.
(2) Includes $0.5 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three months ended January 31, 2023 and 20202, respectively, and $1.2 million and $1.4 million of employer payroll tax related to stock-based compensation expense for the year ended January 31, 2023 and January 31, 2022, respectively.
(3) On February 25, 2022, we and Opal agreed to settle all outstanding claims with respect to Opal’s complaints alleging breach of contract and violation of Oregon’s Uniform Trade Secrets Act, among other claims. The settlement amount was recorded as a one-time operating expense charge in fiscal year 2022, which was paid in fiscal year 2023.